USALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                         PORTFOLIO MANAGEMENT AGREEMENT


         AGREEMENT, made this 1st day of May, 2002 by and between USAllianz Advisers, LLC (the "Manager") and OppenheimerFunds, Inc. (the "Portfolio Manager").

         WHEREAS, USAllianz Variable Insurance Products Trust (the "Trust") is a Delaware business trust of the series type organized under an Agreement and Declaration of Trust dated July 13, 1999 (the "Declaration") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management series-type investment company;

         WHEREAS, the Manager has been appointed by the Trust, pursuant to an investment management agreement dated April 27, 2001 ("Investment Management Agreement"), to act as investment manager to the Trust with respect to certain series ("Sub-Advised Funds");

         WHEREAS, the Manager wishes to retain the Portfolio Manager to render portfolio management services to the Trust with respect to the portfolio set forth in Schedule A hereto (the "Fund") and the Portfolio Manager is willing to furnish such services;

         WHEREAS, the Portfolio Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the Manager and the Portfolio Manager as follows:

         1. APPOINTMENT. Pursuant to authority granted in the Investment Management Agreement and with the approval of the Trustees of the Trust (the "Trustees"), the Manager hereby appoints the Portfolio Manager to act as portfolio manager for the Fund for the periods and on the terms set forth in this Agreement. The Portfolio Manager accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided. The Portfolio Manager shall not be responsible for any services to the Fund, or bear any expenses, other than those expressly delineated herein. Provided the Fund shall not be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of paragraph 2(b) hereof, the Portfolio Manager may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

         2. PORTFOLIO MANAGEMENT DUTIES. Subject to the overall supervision of the Trustees and the Manager, the Portfolio Manager is hereby granted full responsibility and discretion, with respect to such portion of the Fund's assets as shall be allocated to it by the Manager for management pursuant to this Agreement from time to time (the "Assets"), for (a) the management of the Assets in accordance with the Fund's investment objectives, policies and limitations as stated in its prospectus and Statement of Additional Information included as part of the Trust's registration statement filed with the Securities and Exchange Commission (the "SEC"), as they may be amended from time to time (the "Registration Statement"), copies of which shall be provided to the Portfolio Manager by the Manager; and (b) the placement of orders to purchase and sell securities for the Fund. The Portfolio Manager shall provide such reports as may be reasonably requested by the Fund's Trustees or the Manager, with such frequency and in such form as mutually agreed upon by the Portfolio Manager and the Trustees or Manager, as the case may be. The Manager has herewith furnished the Portfolio Manager copies of the Fund's current Prospectus, Statement of Additional Information, Declaration and Bylaws and agrees during the continuance of this Agreement to furnish the Portfolio Manager copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Portfolio Manager will be entitled to rely on all such documents furnished to it by the Manager or the Trust.

          The Portfolio Manager further agrees that, in performing its duties hereunder, it will:

         (a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees. Notwithstanding the foregoing, the Portfolio Manager shall have no responsibility to monitor compliance with limitations or restrictions (other than applicable restrictions under the Fund's Registration Statement or the 1940 Act) for which information from the Manager or its authorized agent is necessary to enable the Portfolio Manager to monitor compliance with such limitations or restrictions, unless such information is provided to the Portfolio Manager in writing and as otherwise agreed upon. Despite the Portfolio Manager's obligations hereunder, the Manager retains overall responsibility for the Fund's compliance with applicable restrictions and limitations to the extent that a particular function is not specifically assigned to the Portfolio Manager under this Agreement. The Manager acknowledges that the Portfolio Manager is not the compliance agent for the Fund or the Manager, and does not have access to the Fund's books and records necessary to perform certain compliance testing. The Portfolio Manager shall perform the services specified in this agreement in accordance with the Fund's Registration Statement, guidelines established by the Fund and in accordance with applicable law (including Subchapters M and L of the Code, the 1940 Act and the Advisers Act ("Applicable Law")), and shall perform such services based upon its books and records with respect to the Fund, and shall not be held responsible under this Agreement so long as it performs such services in accordance with this Agreement, the Registration Statement and Applicable Law based upon such books and records. The Portfolio Manager shall have no responsibility to monitor certain limitations or restrictions for which the Portfolio Manager has not been provided sufficient information in accordance with this Agreement. All such monitoring shall be the responsibility of the Manager.

         (b) use reasonable efforts to manage the Assets, and to coordinate its activities with the Manager and any other portfolio manager of the Fund, so that the Fund will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder; place orders for the investment of the Assets directly with the issuer, or with any broker or dealer (including "affiliated" broker-dealers, as that term is defined in the 1940 Act), in accordance with applicable policies expressed in the Registration Statement with respect to the Fund, in guidelines established by the Fund and in accordance with applicable legal requirements. Specifically, in executing portfolio transactions and selecting broker-dealers, the Portfolio Manager will seek best execution on behalf of the Fund. In assessing the best execution available for any transaction, the Portfolio Manager shall consider all factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account, the importance to the Fund of speed, efficiency or confidentiality, the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold, any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund, and the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Portfolio Manager may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities and Exchange Act of 1934) provided to the Fund and /or other accounts over which the Portfolio Manager or an affiliate of the Portfolio Manager exercises investment discretion. The Portfolio Manager is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commissions another broker-dealer would have charged for effecting that transaction if, but only if, the Portfolio Manager determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised. In reaching such determination, the Portfolio Manager will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer.

         The Portfolio Manager shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests of the Fund.

         The Portfolio Manager may effect the purchase and sale of securities (which are otherwise publicly traded) in private transactions on such terms and conditions as are customary in such transactions, may use a broker to effect said transactions, and may enter into a contract in which the broker acts either as principal or as agent.
(c) Provided the investment objectives of the Fund and applicable law are adhered to, the Portfolio Manager may aggregate sale and purchase orders of securities and other investments held in the Fund with similar orders being made simultaneously for other accounts managed by the Portfolio Manager or with accounts of affiliates of the Portfolio Manager, if in the Portfolio Manager's reasonable judgment such aggregation shall result in an overall economic benefit to the Fund, taking into consideration an advantageous selling or purchase price, brokerage commissions and other expenses, and beneficial timing of transactions, or a combination of these and other factors;

         (d) furnish to the Trust, the Manager and any other portfolio manager whatever statistical information the Trust, the Manager or such other portfolio manager may reasonably request with respect to the Assets or contemplated investments;

         (e) make available to the Trust's administrator (the "Administrator"), the Trust or the Manager, promptly upon their request, such copies of its investment records and ledgers with respect to the Fund as may be required to assist the Administrator, the Trust and the Manager in their compliance with applicable laws and regulations;

         (f) immediately notify the Trust and the Manager in the event that the Portfolio Manager or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Portfolio Manager from serving as a portfolio manager pursuant to this Agreement; (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority related to its services hereunder; or (3) becomes subject to any litigation or other event that may have a material adverse effect on the Portfolio Manager's ability to provide the services it has agreed to provide hereunder. The Portfolio Manager further agrees to notify the Trust and the Manager immediately of any material fact known to the Portfolio Manager respecting or relating to the Portfolio Manager that is not contained in the Trust's Registration Statement and of any statement contained therein that becomes untrue in any material respect;

         (g) have in effect, policies and procedures reasonably designed to detect and prevent the Portfolio Manager's officers, directors and employees from trading on material, non-public information (i.e., "insider trading" as defined under such policies and procedures) in accordance with such policies and procedures.

         (h) once a year, make available its officers and employees to meet with the Trustees at the Fund's principal place of business upon sufficient written notice. The Portfolio Manager will select which of its officers and employees will meet with the Fund's Trustees.

         (i) not be responsible for the preparation or filing of any report required of the Fund by any governmental or regulatory agency, except as otherwise expressly agreed to hereunder. The Portfolio Manager hereby undertakes to prepare and file any reports required to be filed under sections 13(d), 13(f) and 13(g) of the Securities Exchange Act of 1934, as amended, with respect to the Fund's holdings;

         (j) in performing its obligations under this Agreement, be permitted to rely upon information provided to it by the Fund or on behalf of the Fund, the Manager, the Fund's Custodians or other agent and will not independently verify the accuracy or completeness of such information. The Portfolio Manager shall not be liable for any loss, claim or damages related to such reliance.

Except as otherwise provided in this Agreement, the Portfolio Manager shall not be responsible hereunder for compliance monitoring, reporting or testing or for preparing or maintaining books and records for the Fund or otherwise providing accounting services to the Fund and such services shall be provided by others retained by the Fund.

The Portfolio Manager shall not be responsible for pursuing legal causes of action that may be based on the purchase, sale or holding of a security by the Fund. The Portfolio Manager shall, however, provide notice to the Manager of any such potential claim to the extent the Portfolio Manager has notice of a potential claim and provide reasonable cooperation to the Manager in any possible proceeding.

         3. BANKING AND CUSTODY ACCOUNTS. The Portfolio Manager shall not be required to provide or arrange for banking accounts for the Fund or to hold money or assets on the Fund's behalf. The Portfolio Manager shall not be required to act as the registered holder of any investment or to provide or procure any custody or settlement services in connection with its services hereunder. The Fund has entered into one or more agreements with providers of banking and custody services (Custodians) whom the Fund will authorize to act upon instructions from properly authorized representatives of the Portfolio Manager, in connection with its services hereunder, directing the Custodian(s) to pay, deliver or receive cash and securities in settlement of transactions authorized by the Portfolio Manager on the Fund's behalf. The Fund's agreement(s) with such Custodian(s) will require the Custodian(s) to settle all transactions directed by the Portfolio Manager on the Fund's behalf.

         Consistent with the terms and conditions of this Agreement and the Portfolio Manager's appointment hereunder, the Portfolio Manager is hereby appointed as the Fund's agent for the limited purpose of engaging in portfolio transactions on behalf of the Fund. In accordance with this authority and as necessary, in the judgment and discretion of the Portfolio Manager, to complete portfolio transactions on behalf of the Fund, the Portfolio Manager may enter into trading agreements and open brokerage accounts on behalf of the Fund. The Portfolio Manager agrees to provide the Manager with an initial list of brokers that it expects to use to execute portfolio transactions on behalf of the Fund, and to provide updated lists upon request by the Manager.

         4. COMPENSATION. As compensation for the services provided by the Portfolio Manager under this Agreement, the Manager, out of its fees from the Fund pursuant to the Investment Management Agreement, will pay the Portfolio Manager at the end of each calendar month an investment management fee computed daily at an annual rate equal to the percentage of each Fund's average daily net assets specified in Schedule A hereto. The "average daily net assets" shall mean the average of the values placed on the net Assets as of the time at which, and on such days as, the Fund lawfully determines the value of its net assets in accordance with the prospectus or otherwise. The value of the net Assets, and of the net assets of the Fund, shall always be determined pursuant to the applicable provisions of the Declaration and the Registration Statement. If, pursuant to such provisions, the determination of net asset value for the Fund is suspended for any particular business day, then for the purposes of this
Section 4, the value of the net Assets as last determined shall be deemed to be the value of the net Assets as of the close of regular trading on the New York Stock Exchange, or as of such other time as the value of the net assets of the Fund's portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of the Fund has been so suspended for a period including any month end when the Portfolio Manager's compensation is payable pursuant to this section, then the Portfolio Manager's compensation payable at the end of such month shall be computed on the basis of the value of the net Assets as last determined (whether during or prior to such month). If the Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof with respect to the net Assets on that day shall be deemed to be the sole determination thereof on that day with respect to the net Assets for the purposes of this Section 4. If the Portfolio Manager serves less than the whole of any period specified, its compensation will be prorated. The Portfolio Manager, in its sole discretion, may from time to time and for such periods as deemed appropriate reduce its compensation to the extent that the Fund's expenses exceed such lower expense as the Manager may, by notice to the Trust, voluntarily declare to be effective.

         5. BOOKS AND RECORDS. The Portfolio Manager agrees to maintain such books and records with respect to its services to the Fund as are required by
Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section and those rules and legal provisions. The Portfolio Manager also agrees that records it maintains and preserves pursuant to Rules 31a-1 and 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Trust and will be surrendered promptly to the Trust upon its request. The Portfolio Manager further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Trust and the Fund are being conducted in accordance with applicable laws and regulations.

         6. STANDARD OF CARE AND LIMITATION OF LIABILITY. The Portfolio Manager shall exercise its best judgment in rendering the services provided by it under this Agreement. The Portfolio Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Fund or the holders of the Fund's shares in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Portfolio Manager against any liability to the Trust, the Fund or to holders of the Fund's shares to which the Portfolio Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties under this Agreement. As used in this Section 6, the term "Portfolio Manager" shall include any officers, directors, employees or other affiliates of the Portfolio Manager performing services with respect to the Trust or the Fund.

         7. SERVICES NOT EXCLUSIVE. It is understood that the services of the Portfolio Manager are not exclusive, and that nothing in this Agreement shall prevent the Portfolio Manager from providing similar services to other investment companies or to other series of investment companies (whether or not their investment objectives and policies are similar to those of the Fund or another Sub-Advised Fund of the Trust) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Portfolio Manager's ability to meet its obligations to the Trust, the Manager and the Fund hereunder.

         The Manager and the Trust acknowledge that the Portfolio Manager and its officers, affiliates, and employees, and the Portfolio Manager's other clients, may at any time have, acquire, increase, decrease, or dispose of positions in investments which are at the same time being acquired for or disposed of from the Fund. The Portfolio Manager shall have no obligation to acquire for the Fund a position in any investment which the Portfolio Manager, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client, if in the reasonable discretion of the Portfolio Manager, it is not feasible or desirable to acquire a position in such investment for the Fund.

         The Manager and the Trust acknowledge that the Portfolio Manager may give advice and take action with respect to any of its other clients or for its own account which may differ from the timing or nature of action taken by the Portfolio Manager with respect to the Fund. The Manager and the Trust acknowledge that the performance of the Fund may differ from the performance of other accounts or investment companies managed by the Portfolio Manager and that the Portfolio Manager is not expected to replicate the holdings or returns of any other account or fund that it manages.

         When the Portfolio Manager recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Portfolio Manager recommends the purchase or sale of the same security for the Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Portfolio Manager nor any of its Trustees, officers or employees shall act as a principal or agent or receive any commission.

         8. DURATION AND TERMINATION. This Agreement shall continue in effect for two years from the date set forth above and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trustees or (ii) by vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty (i) by the Manager,
(ii) by the Trust upon the vote of a majority of the Trustees or (iii) by vote of the majority of the Fund's outstanding voting securities, each upon sixty
(60) days' written notice to the Portfolio Manager; or (b) by the Portfolio Manager at any time without penalty, upon sixty (60) days' written notice to the Trust or the Manager. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules and regulations thereunder).

         9. AMENDMENTS. Except as otherwise provided by applicable law or regulatory relief, no provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Trustees, including a majority of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

         10. PROXIES AND RIGHTS. Unless the Trust or the Manager gives written instructions to the contrary and subject to the receipt of the necessary proxy materials, the Portfolio Manager shall (a) vote all proxies solicited by or with respect to the issuers of securities in which the Assets are invested, using its good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders, and (b) exercise all other elective rights attaching to or arising with respect to the Assets, subject to the Fund's investment objectives, policies and limitations as stated in their Registration Statement, directing the Custodian to make any required payment or settlement in connection therewith. The Fund's Custodian shall process all non-elective corporate actions without the assistance of the Portfolio Manager but shall notify the Portfolio Manager of the same.

         11. INDEMNIFICATION.

         (a) The Portfolio Manager agrees to indemnify and hold harmless the Manager, any affiliated person within the meaning of Section 2(a)(3) of the Act ("affiliated person") of the Advisor and each person, if any who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") the Manager and their respective officers, directors and employees, against any and all losses, claims, damages, liabilities or litigation (including reasonable attorneys' fees), to which the Manager or such affiliated person or controlling person of the Manager or their respective officers, directors and employees may become subject under the 1940 Act, the Securities Act of 1933, as amended (the "1933 Act"), the Advisers Act, or any other statute, law, rule or regulation, arising directly out of the Portfolio Manager's responsibilities hereunder as a result of, (1) the willful misconduct, bad faith, or gross negligence of the Portfolio Manager, (2) any untrue statement of a material fact contained in the Fund's Registration Statement, including any amendment thereof or any supplement thereto, or the omission of a material fact required to be stated in such registration statement necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with written information furnished by the Portfolio Manager to the Fund, or (3) any breach by the Portfolio Manager of the obligations hereunder; provided, however, that in no case is the Portfolio Manager's indemnity hereunder deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in performance of its duties under this Agreement or the investment advisory agreement with the Fund. The Portfolio Manager shall not be liable to the Manager or the Fund or any affiliate of the Manager or Fund or any controlling person of the Fund, the Manager or their respective officers, directors or employees for any losses that may be sustained as a result of (1) instructions provided by the Portfolio Manager to the Manager or the Fund's Custodian or other agent of the Fund if the recipient had reason to believe that such instruction was not genuine or authorized, or (2) delays in or the inaccuracy of information provided to the Portfolio Manager by the Fund's Custodians or other agent. It is agreed that the Portfolio Manager's indemnification obligations under this Section 11 will extend to expenses and costs (including reasonable attorneys' fees) incurred by the Manager, any controlling person of the Manager, the Manager's officers, directors, employees or affiliates as a result of any litigation brought by the Portfolio Manager alleging the Manager's failure to perform its obligations and duties in the manner required under this Agreement, unless judgment is rendered for the Portfolio Manager.

         (b) The Manager agrees to indemnify and hold harmless the Portfolio Manager, any affiliated person of the Portfolio Manager and each controlling person of the Portfolio Manager, if any, and their respective officers, directors and employees against any and all losses, claims, damages, liabilities or litigation (including reasonable attorneys' fees), to which the Portfolio Manager or such affiliated person or controlling person of the Portfolio Manager or their respective officers, directors and employees may become subject under the 1940 Act, the 1933 Act, the Advisers Act, or any other statute, law, rule or regulation, arising out of the Manager's responsibilities as investment manager of the Fund or the Manager's obligations hereunder, or any untrue statement or alleged untrue statement of a material fact contained in the Fund's registration statement, including any amendment thereof or any supplement thereto, or the omission of or alleged omission to state a material fact in such registration statement necessary to make the statements therein not misleading; provided, however, that in no case shall the Manager's indemnity hereunder be deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties under this Agreement. It is agreed that the Manager's indemnification obligations under this Section 11 will extend to expenses and costs (including reasonable attorneys' fees) incurred by the Portfolio Manager, any controlling person of the Portfolio Manager, the Portfolio Manager's officers, directors, employees or affiliates as a result of any litigation brought by the Manager alleging the Portfolio Manager's failure to perform its obligations and duties in the manner required under this Agreement, unless judgment is rendered for the Manager.





         12. DELIVERY OF DOCUMENTS TO THE PORTFOLIO MANAGER.

         The Manager has furnished the Portfolio Manager with true, accurate and complete copies of each of the following documents:

(a)  The Declaration of Trust of the Trust, as in effect on the date hereof;

(b)  The By-Laws of the Trust, as in effect on the date hereof;

(c) The resolutions of the Trust's Trustees approving the engagement of the Portfolio Manager as sub-advisor of the Trust and approving the form of this Agreement;

(d) The resolutions of the Trust's Trustees selecting the Manager as investment advisor to the Trust and approving the form of Investment Management Agreement;

(e)  The Investment Management Agreement;

(f)  The Fund's currently effective Registration Statement as supplemented;

(g) The policies, procedures and guidelines adopted by the Trust's Board of Trustees with respect to management of the Fund;

(h)  The Manager's Form ADV as filed with the Commission as of the date hereof;
     and

(i) A list of companies the securities of which are not to be bought or sold on behalf of the Fund and a list of countries the issuers of which the Fund cannot invest in.

The Manager will furnish the Portfolio Manager from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements to items
(a) through (i) will be provided promptly after such materials become available to the Manager. Amendments or supplements to item (i) above will be provided no later than the end of the business day following the date such amendments or supplements become known to the Manager. Any amendments or supplements to the foregoing will not be deemed effective with respect to the Portfolio Manager until the Portfolio Manager's receipt thereof. The Manager will provide such additional information as the Portfolio Manager may reasonably request in connection with the performance of its duties hereunder.

         13. DELIVERY OF DOCUMENTS TO THE MANAGER.

         The Portfolio Manager has furnished the Manager with true, accurate and complete copies of each of the following documents:

(a) The Portfolio Manager's Form ADV as filed with the Commission, as of date hereof.

(b) Separate lists of persons who the Portfolio Manager wishes to have authorized to give written and/or oral instructions to Custodians of the Fund's assets; and

(c) The Code of Ethics of the Portfolio Manager, as in effect on the date hereof.

The Portfolio Manager will furnish the Manager from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Material amendments or supplements to the foregoing, if any, will be provided within 30 days of the time such materials become available to the Portfolio Manager. Any amendments or supplements to the foregoing will not be deemed effective with respect to the Manager until the Manager's receipt thereof.

         14.      MISCELLANEOUS.

                  a. This Agreement shall be governed by the laws of the State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

                  b. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in counterparts by the parties.

                  c. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

                  d. Nothing herein shall be construed as constituting the Portfolio Manager as an agent of the Trust or the Fund.

                  e. The Portfolio Manager hereby consents to the Fund using the term "Oppenheimer" in the name of the Fund identified in Schedule A during the term of this Agreement. The Portfolio Manager hereby represents and warrants to the Manager and the Trust that it has all necessary right and authority to consent to such use as set forth in the preceding sentence.

         The Fund shall not use the name "Oppenheimer" and any of the other names of the Portfolio Manager or its affiliated companies and any derivative or logo or trade or service mark thereof, or disclose information related to the business of the Portfolio Manager or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in any manner not approved prior thereto by the Portfolio Manager; provided, however, that the Portfolio Manager hereby approves all uses of its name and that of its affiliates which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided, further, that in no event shall such approval be unreasonably withheld.

         The Manager recognizes that from time to time directors, officers and employees of the Portfolio Manager may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name "Oppenheimer" or any derivative or abbreviation thereof as part of their name, and that the Portfolio Manager or its affiliates may enter into investment advisory, administration or other agreements with such other entities.

                  f. The Fund or the Manager shall bear all costs necessary to establish communication links between the Fund's Custodians and fund accounting agent so that the Portfolio Manager can perform its services hereunder.


         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first above written.


                                OppenheimerFunds, Inc.


                                      /s/ Robert G. Zack
                                By   ______________________________
                                     Robert G. Zack
                                     Senior Vice President & General Counsel


                                USAllianz Advisers, LLC


                                     /s/ Jeffrey Kletti
                                By   ______________________________
                                     Name:Jeffrey Kletti
                                     Title: VP Advisory Mgmt

                                   SCHEDULE A


         Fees payable to the Portfolio Manager pursuant to Section 4 hereof shall be at the following annual rates for the Fund:


FUND                                           PERCENTAGE OF AVERAGE NET ASSETS

USAZ Oppenheimer Emerging Growth Fund           0.75% first $10 Million

                                                0.60% next $90 Million

                                                0.50% next $150 Million

                                                0.45% over $250 Million



              The management fee shall be accrued and paid to the Portfolio Manager as provided in Section 4 of the Portfolio Management Agreement.